Exhibit 10.2
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
THIS FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “Amendment”) entered into as of April 16, 2010 (the “Agreement”) by and between Commercial Metals Company, a Delaware corporation (the “Employer”), and Joseph Alvarado (the “Executive), is made this 8th day of April, 2011.
RECITALS:
     WHEREAS, the Employer and the Executive entered into the Agreement as of April 16, 2010; and
     WHEREAS, the Employer and the Executive desire to amend the Agreement in recognition of Executive’s promotion to the position of President and Chief Operating Officer of the Employer effective April 6, 2011; and
     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Employer and Executive agree to further amend the Agreement as follows:
     Sections 1. Purpose, 4. Age 65 Mandatory Retirement, 5. Duties and Responsibilities and 6(a) Salary, are hereby are hereby omitted in their entirety and following revised Sections 1., 4., 5. And 6(a). substituted therefor:
1.	Purpose. The purpose of the Agreement is to formalize the terms and conditions of Executive’s employment with the Employer as President and Chief Operating Officer. This Agreement cannot be amended except by a writing signed by both Parties.
4.	Age 65 Mandatory Retirement. Executive understands and agrees that the position of President and Chief Operating Officer is subject to a mandatory retirement age of sixty five (65).
5.	Duties and Responsibilities. Upon execution of this Agreement, Executive shall diligently render his services to Employer as President and Chief Executive Officer in accordance with Employer’s directives, and shall use his best efforts and good faith in accomplishing such directives. Executive shall report directly to the Chief Executive Officer. Executive agrees to devote his full-time efforts, abilities, and attention (defined to mean not normally less than forty (40) hours/week) to the business of Employer, and shall not engage in any activities which will interfere with such efforts.
6.	a. Salary. Executive shall receive an annual base salary of not less than $650,000.00 during the term of this Agreement. This salary may be increased at the sole discretion of Employer, and may not be decreased without Executive’s written consent.
     Except to the extent specifically amended as provided herein, the Agreement is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall be and remain in full force and effect for any and all purposes. From and after the date of this Amendment, any and all references to the Agreement shall refer to the Agreement as hereby amended.
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Exhibit 10.2
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

EXECUTIVE		EMPLOYER

COMMERCIAL METALS COMPANY

/s/ Joseph Alvarado	By:	/s/ Murray R. McClean

Joseph Alvarado		Murray R. McClean, Chief Executive Officer